                                                                    Exhibit 15.1

                       Consent of Independent Accountants

          We hereby consent to the use in this Registration  Statement of Empire
Resorts,  Inc. on Amendment No. 2 to Form S-3 (the "Registration  Statement") of
(i) our reports dated February 5, 2003 and June 25, 2003 relating to the audited financial statements of Catskill  Development,  L.L.C. and (ii) our report dated
July 18, 2003 relating to the audited financial statements of Monticello Raceway
Development Company,  LLC, each of which appear in such Registration  Statement.
We also  consent to the  reference  to us under the  heading  "Experts"  in such
Registration Statement.

/s/ Bachrach, Waschitz & Waschitz, LLP
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Bachrach, Waschitz & Waschitz, LLP

Monticello, New York
December 19, 2003